                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             COMPUTER MOTION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[COMPUTER MOTION LETTERHEAD]


March 26, 1998


Dear Shareholder:


        You are cordially invited to attend the Annual Meeting of Shareholders of Computer Motion, Inc. to be held at the Company's headquarters, 130-B Cremona Drive, Goleta, California, on Tuesday, May 19, 1998 at 10:00 a.m.

        The accompanying Proxy Statement describes the business to be transacted at the meeting. It is important that your shares be represented whether or not you are personally able to attend the meeting. Regardless of the number of shares you own, your vote is important to us. In order to assure that you will be represented, we ask you to please sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.



Sincerely,


[SIG]

Robert W. Duggan
Chairman of the Board and
Chief Executive Officer

                              COMPUTER MOTION, INC.


--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1998

--------------------------------------------------------------------------------


        Notice is hereby given that the 1998 Annual Meeting of Shareholders of Computer Motion, Inc. will be held at the Company's headquarters, 130-B Cremona Drive, Goleta, California, on May 19, 1998 at 10:00 a.m. for the following purposes:

       1. To elect six (6) directors of the Company.

       2. To ratify the re-appointment of independent auditors for the Company for the current fiscal year.

       3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, shareholders are requested to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. Shareholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.


                                              By Order of the Board of Directors




                                              [SIG]

                                              Stephen L. Wilson
                                              Secretary

Goleta, California
March 26, 1998



TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                              COMPUTER MOTION, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 19, 1998

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        This Proxy Statement is furnished to the holders of common stock, par value $.001 per share of Computer Motion, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the 1998 Annual Meeting of Shareholders ("Annual Meeting") to be held on May 19, 1998 at 10:00 a.m. local time, at the Company's headquarters, 130-B Cremona Drive, Goleta, California, or any adjournment or postponement thereof, for the purposes set forth herein.

        These proxy solicitation materials were mailed on or about March 26, 1998 to all shareholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

        Only shareholders of record at the close of business on March 23, 1998 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 7,916,316 shares of common stock, $.001 par value.

REVOCABILITY OF PROXIES

        Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

VOTING AND SOLICITATION

        Every shareholder of record on the record date is entitled to one vote for each share held on each proposal that comes before the meeting. In the election of directors, each shareholder will be entitled to vote for six nominees and the six nominees with the greatest number of votes will be elected.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to shareholders on or about March 26, 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the common stock. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.

        The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and employees. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting might not otherwise be obtained.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a proposal are treated as being present at the meeting for purposes of establishing a quorum.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes with respect to a proposal. Accordingly, the Company intends to treat abstentions as a vote against a proposal.

        Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes with respect to a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        Shareholder proposals for the Company's 1998 Annual Meeting to be held in May 1999 must be received by the Company no later than November 26, 1998 in order that they may be included in the proxy statement relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of March 23, 1998 by
(i) persons holding 5% or more of such stock, (ii) named executive officers and
(iii) all directors and executive officers as a group:

                                                        COMMON STOCK             PERCENT OF
 BENEFICIAL OWNERS                                   BENEFICIALLY OWNED       OUTSTANDING SHARES
------------------                                  ---------------------     ------------------
 Named Executive Officers:
     Robert W. Duggan                                   1,168,636  (1),(6)           14.3%
     Gene Wang                                             53,131  (1)                0.7%
     Yulun Wang                                         1,003,767  (1),(7)           12.6%
     Stephen L. Wilson                                    148,381  (1)                1.8%
     Kermit R. (Kerry) Pope, Jr.                           19,360  (1),(8)            0.2%
     David A. Stuart                                       35,616  (1)                0.4%
     John M. Greathouse                                    37,500  (1)                0.5%
 Directors and Executive Officers as a Group
 (10 persons)                                           2,566,122  (2)               30.1%
 Capital Research and Management Company                  419,400  (3)                5.3%
     333 South Hope Street
     Los Angeles, CA 90071
 Chase Manhattan Capital Corporation                      870,026  (4)               11.0%
     c/o Chase Capital Partners
     380 Madison, 12th Floor
     New York, NY 55432
 Medtronic Asset Management, Inc.                         440,548  (5)                5.6%
     Corporate Center
     7000 Central Avenue N.E.
     Minneapolis, MN 55432

                                                        COMMON STOCK             PERCENT OF
 BENEFICIAL OWNERS (cont'd)                          BENEFICIALLY OWNED      OUTSTANDING SHARES
---------------------------                         ---------------------     ------------------
 The Kaufmann Fund, Inc.                                495,000  (9)                 6.3%
     140 East 45th Street
     New York, NY 10017

    Percentage of outstanding shares is based upon 7,916,316 shares of common stock outstanding at March 23, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 23, 1998 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated and except for the effect of community property laws, as applicable, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


(1) Includes 279,396, 42,758, 20,593, 110,217, 15,560, 34,231 and 28,265 shares which Messrs. Duggan and Gene Wang, Dr. Yulun Wang, and Messrs. Wilson, Pope, Stuart and Greathouse, respectively may acquire within sixty days from the date hereof, pursuant to the exercise of stock options and warrants.

(2) Includes 612,378 shares which such individuals may acquire within sixty days from March 23, 1998 pursuant to the exercise of stock options and warrants.

(3) As of December 31, 1997, Capital Research Management Company reported that it beneficially owned 419,400 shares of the Company's common stock of which it held sole power to vote or direct the vote of 419,400 shares.

(4) As of December 31, 1997, Chase Manhattan Capital Corporation reported (i) that it beneficially owned 701,968 shares of the Company's common stock, including 138,591 warrants exercisable for shares of common stock, of which it held sole power to vote or direct the vote of 701,968 shares; (ii) that Chase Venture Capital Associates, L.P. beneficially owned 81,896 warrants exercisable for shares of the Company's common stock of which it held sole power to vote or direct the vote of 81,896 shares; and (iii) that Archery Partners beneficially owned 86,162 shares of the Company's common stock, including 17,011 warrants exercisable for shares of common stock, of which it held shared power to vote or direct the vote of 86,162 shares.

(5) As of December 31, 1997, Medtronic Asset Management, Inc., a wholly-owned subsidiary of Medtronic, Inc., reported that it beneficially owned 440,548 shares of the Company's common stock of which it held sole power to vote or direct the vote of 440,548 shares.

(6) Includes 144,699 shares owned by Mr. Duggan's spouse of which he disclaims beneficial ownership.

(7) Includes 20,530 shares owned by Dr. Yulun Wang's spouse and minor children of which he disclaims beneficial ownership.

(8) Includes 800 shares owned by Mr. Pope's spouse of which he disclaims beneficial ownership.

(9) As of December 31, 1997, The Kaufmann Fund, Inc. reported that it beneficially owned 495,000 shares of the Company's common stock of which it held sole power to vote or direct the vote of 495,000 shares.

                        PROPOSAL 1: ELECTION OF DIRECTORS

        Six directors will be elected at the Annual Meeting. Directors are elected at each annual shareholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. The Board of Directors has nominated for election the persons named below. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for such nominees. The Company believes that each nominee named below will be able to serve; but should any such nominee be unable to serve as a director, the proxy holders named in the proxies will vote proxies received by them for the election of such substitute nominee(s) as the Board of Directors may propose.

        The names and ages of the nominees, their principal occupations and amount of Company common stock owned by each such person are set forth below, based upon information furnished to the Company by such nominees.

VOTE REQUIRED

        The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

                                                                                               PERCENT
                                                                        COMMON STOCK              OF
                                                          DIRECTOR      BENEFICIALLY         OUTSTANDING
NAME AND AGE          PRINCIPAL OCCUPATION                 SINCE            OWNED              SHARES
------------          --------------------------------    --------     ----------------      -----------
Daniel R. Doiron      Founder (Retired)                     1996           82,029  (1)           1.0%
(47)                  Miravant Medical Technologies, Inc.
                      Santa Barbara, CA
                      (Pharmaceutical company)

Robert W. Duggan      Chairman and Chief Executive          1990        1,168,636  (1),(2)      14.3%
(53)                  Officer of the Company

M. Jacqueline         Vice President Corporate              1998                -                  -
Eastwood (51)         Ventures
                      Medtronic, Inc.
                      Minneapolis, MN
                      (Medical devices)

W. Peter Geis (56)    Director                              1996           19,154  (1),(3)       0.2%
                      Minimally Invasive Surgical
                      Training Institute
                      Baltimore, MD
                      (Endoscopic training institute)

Yulun Wang (37)       Chief Technical Officer and           1990        1,003,767  (1),(4)      12.6%
                      Founder of the Company

William D.            President (Retired)                   1995           51,679  (1)           0.7%
Williams (50)         Pyxis Corporation
                      San Diego, CA
                      (Medical device subsidiary of
                      Cardinal Health, Inc.)

Percentage of outstanding shares is based upon 7,916,316 shares of common stock outstanding at March 23, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 23, 1998 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated and except for the effect of community property laws, as applicable, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(1)     Includes 67,766, 279,396, 16,154, 20,593 and 40,196 shares which Dr.
        Doiron, Mr. Duggan, Dr. Geis, Dr. Wang and Mr. Williams, respectively may acquire within sixty days from March 23, 1998, pursuant to the exercise of stock options and warrants.

(2) Includes 144,699 shares held by Mr. Duggan's spouse of which he disclaims beneficial ownership.

(3) Excludes 35 shares held by Dr. Geis' daughter of which he disclaims beneficial ownership.

(4) Includes 20,530 shares held by Dr. Wang's spouse and minor children of which he disclaims beneficial ownership.


OTHER INFORMATION REGARDING THE BOARD AND NOMINEES

BUSINESS EXPERIENCE.

        Daniel R. Doiron, Ph.D., was a founder and director of Miravant Medical Technologies, Inc. (formerly PDT, Inc.), a pharmaceutical company specializing in photodynamic therapy for certain cancers and other diseases, where he served in various capacities, including Vice President of Technology and Chief Scientist and President of its subsidiary, PDT Systems, Inc., from 1989 to 1997. Dr. Doiron holds B.S. and M.S. degrees in Nuclear Engineering and a Ph.D. in Chemical Engineering from the University of California at Santa Barbara.

        Robert W. Duggan, has been Chairman of the Board of Directors of the Company since 1990 and Chief Executive Officer since October 1997. Mr. Duggan has been a private venture investor for more than 25 years, and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical equipment, computer local and wide area networks, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communications industries. He has also assisted in corporate planning, capital formation and management for his various investments. He is a member of the University of California, Santa Barbara Foundation Board of Trustees, as well as the University's Engineering Steering Committee. Formerly, Mr. Duggan served as a Board of Trustee for the Santa Barbara Museum of Art and the Santa Barbara Symphony.

        M. Jacqueline Eastwood, has been Vice President, Corporate Ventures of Medtronic, Inc., a medical device company, since March 1997. Previously, Ms. Eastwood's positions with Medtronic, Inc., included Vice President of Minimally Invasive Cardiac Surgery from December 1995, and Vice President and General Manager of Bio-Medicus from 1992.

        W. Peter Geis, M.D., is Director of the Minimally Invasive Surgical Training Institute ("MISTI"), an endoscopic training institution in Baltimore, Maryland. Dr. Geis was an Associate Professor of Surgery at the University of Illinois. Dr. Geis has been Clinical Professor of Surgery for the University of Chicago since 1991. Dr. Geis is a member of the American College of Surgeons and the Society of American Gastrointestinal Endoscopic Surgeons. Dr. Geis also sits on the advisory faculty of Johnson & Johnson's Ethicon Endo-Surgery business. Dr. Geis received his M.D. from Loyola University in Chicago.

        Yulun Wang, Ph.D., has been Chief Technical Officer of the Company since January 1996 and a Director since 1990 and has served in numerous other capacities since he founded the Company in 1989. Prior to founding the

Company, Dr. Wang had been the principal investigator on research and development contracts and grants from the National Science Foundation, the National Aeronautics and Space Administration ("NASA")/Jet Propulsion Laboratories, NASA/Langley, National Institute of Health and the United States Navy. Dr. Wang earned B.S., M.S. and Ph.D. degrees in electrical engineering from the University of California at Santa Barbara.

        William D. Williams, served as the President of Pyxis Corporation ("Pyxis"), a subsidiary of Cardinal Health, Inc., from 1996 to 1998. From 1988 to 1996, Mr. Williams served as Vice President of Sales for Pyxis. Mr. Williams earned a B.S. from the University of Missouri.

MEETINGS. During 1997, the Board of Directors met five times. Each director attended more than 75% of the meetings of the Board of Directors.

BOARD COMMITTEES. The Audit Committee, consisting of Messrs. Duggan and Stephen
F. Wiggins, who resigned from the Board of Directors in February 1998, did not meet in 1997. Among other duties, the Audit Committee reviews the scope and results of independent audits, the Company's financial results and presentation; and comments by the auditors regarding internal controls and accounting procedures and management's responses to those comments.

        The Compensation Committee, consisting of Messrs. Duggan, Wiggins and Williams, did not meet in 1997. The Compensation Committee's duties include annual approval of the Company's compensation policies, including salary, bonus and long-term incentive programs, evaluation of the appropriate salary levels for executive officers for Board of Directors approval and consideration of matters with respect to other employee benefits provided by the Company.

        The full Board of Directors was responsible for Audit Committee and Compensation Committee matters in 1997.

        The Board of Directors will consider nominees for Board membership submitted by shareholders. Nominations by shareholders must be made pursuant to timely notice in writing to the Company Secretary at 130-B Cremona Drive, Goleta, California, 93117. Candidates for director should be persons with broad training and experience in their chosen fields who have earned distinction in their activities. According to the Company's Bylaws, notice by the shareholder to be timely must be received 45 to 90 days prior to meeting, or within 10 days of public notice of the meeting date. The notice shall set forth certain information concerning such shareholder and the nominee(s), including their names and addresses, their principal occupation or employment, their beneficially owned common stock of the Company, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees and the consent of each nominee to serve as a director if so elected. The Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

CERTAIN TRANSACTIONS. Pursuant to a sales agreement dated May 28, 1997 (the "Sales Agreement"), Medtronic, Inc. ("Medtronic") will act as the Company's exclusive distributor of ZEUS(TM) robotic surgical systems for use in cardiothoracic surgical procedures in Europe, the Middle East and Africa and will co-promote ZEUS for use in cardiothoracic surgical procedures in North America. In exchange for co-promoting ZEUS in North America, Medtronic will receive a commission based on the Company's sales of ZEUS. The Company retains direct distribution rights of ZEUS in North America, as well as the worldwide right to distribute ZEUS for use in other procedures. In March 1997, Medtronic invested $4,000,000 in the Company in the form of a convertible loan, evidenced by a convertible debenture. Such loan was converted into 363,743 shares of common stock of the Company upon the execution of the Sales Agreement. Concurrent with the closing of the Company's initial public offering, Medtronic purchased an additional 76,805 shares of common stock at a per share price of $13.02 (the initial public offering price per share, less underwriting discounts and commissions).

        In October 1997, Gene Wang resigned as President and Chief Executive Officer. Mr. Wang has a consulting agreement with the Company which provides for payment of $200,000 over a maximum of an eighteen month period from October 1997. Mr. Wang's stock options continue to vest over the consulting period and must be exercised within 30 days of the last consulting payment.

        In February 1997, Daniel R. Doiron, a director of the Company, loaned the Company the sum of $150,000 at an interest rate equal to the prime rate plus 1%. Such loan was evidenced by a promissory note and was repaid in April 1997 pursuant to its terms.

        In June 1997, Stephen L. Wilson, Executive Vice President and Chief Financial Officer, purchased 32,417 shares of common stock at $4.57 per share and was issued warrants to purchase 32,417 shares of common stock at $4.57 per share and 5,186 restricted shares of common stock.

        In 1997, the Company sold to certain directors of the Company 40,195 shares of Series E preferred stock at an effective purchase price of $7.71 per share and warrants to purchase 40,195 shares of common stock at an effective purchase price of $.015 per warrant exercisable at any time at an exercise price of $7.71 per share and expiring on December 31, 2003 as follows:

                                        SHARES OF
                                        SERIES E
                                        PREFERRED         WARRANTS TO
                                          STOCK             PURCHASE           AGGREGATE
        PURCHASER                       PURCHASED         COMMON STOCK       CONSIDERATION
        ---------------------        ----------------    ---------------   ------------------
        Daniel R. Doiron                 20,746              20,746             $160,320
        Robert W. Duggan                 25,932              25,932             $200,400
        William D. Williams               6,483               6,483             $ 50,100

        Bridge financing notes executed with certain directors of the Company were repaid by the Company in August 1997. Warrants to purchase common stock were issued in connection with the notes and were sold for $.0002 per warrant, may be exercised at any time, have an exercise price of $4.57 per share and expire seven years after the applicable issuance date. The principal amounts repaid and number of warrants are as follows:

                                                                   WARRANTS TO
                                       BRIDGE FINANCING             PURCHASE
        PURCHASER                        NOTES REPAID             COMMON STOCK
        --------------------          -------------------      --------------------
        Robert W. Duggan                  $750,000                  245,685
        Yulun Wang                        $ 12,000                    3,931
        Daniel R. Doiron                  $100,000                   32,758


        BOARD COMPENSATION. Directors do not receive any cash compensation for their services as members of the Board of Directors, but are reimbursed for expenses in connection with attendance at Board of Directors and Committee meetings. Non-employee directors are eligible for discretionary option grants under the Company's stock option plans. During 1997, a stock option grant for 1,451 shares was made to Dr. Geis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

        SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table shows, for the fiscal years 1997, 1996 and 1995, the cash compensation paid by the Company and certain other compensation paid or accrued for those years to each of the executive officers of the Company whose total cash compensation exceeded $100,000 during fiscal year 1997 in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION          SECURITIES
                                --------------------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR       SALARY       BONUS       OPTIONS        COMPENSATION(2)
----------------------------    --------------------------------   -----------   -----------------
Robert W. Duggan (1)            1997      $            $                    -      $
  Chairman                      1996             -             -       25,933             -
  Chief Executive Officer       1995             -             -            -             -
                                                 -             -                          -
Gene Wang (1)                   1997       158,333        83,333            -             -
  President                     1996       183,462        50,000      250,259             -
  Chief Executive Officer       1995             -             -            -             -

Yulun Wang                      1997       120,000         7,020       15,000             -
  Chief Technical Officer       1996       110,208             -       47,976             -
  Founder                       1995        90,646             -            -             -

Stephen L. Wilson               1997        87,500        75,000      116,701        39,956
  Executive Vice President      1996             -             -            -             -
  Chief Financial Officer       1995             -             -            -             -

Kerry R. Pope                   1997        93,269        27,392      127,800             -
  Executive Vice President      1996             -             -            -             -
  Sales and Marketing           1995             -             -            -             -

David A. Stuart                 1997       110,000        18,262       18,153             -
  Vice President                1996        55,000         4,244       70,019             -
  Operations                    1995             -             -            -             -

John M. Greathouse              1997       100,302        17,396       23,339             -
  Vice President                1996       110,000         5,822       15,560             -
  Business Development          1995        55,050         1,375       10,372             -

(1) Mr. Gene Wang resigned from the Company, and Mr. Duggan, Chairman of the Board, assumed the responsibilities of Chief Executive Officer, in October 1997. Mr. Duggan received no cash compensation for his service in 1997.

(2) Does not include the value of other compensation which in the aggregate did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus. Mr. Wilson's other compensation relates to his relocation from Minnesota to California, net of applicable taxes.

        The following table sets forth information concerning the grants of stock options made during the last fiscal year to each of the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                    ------------------------------------------------------------------
                                          % OF TOTAL
                       NUMBER OF            OPTIONS                                         POTENTIAL
                       SECURITIES         GRANTED TO                                        REALIZABLE
                       UNDERLYING        EMPLOYEES IN        EXERCISE      EXPIRATION        VALUE(3)
NAME                OPTIONS GRANTED         1997          PRICE/SHARE(1)     DATE         5%          10%
----                ---------------------------------------------------------------------------------------
Robert W. Duggan             -                  -  %        $    -                -    $      -    $      -
Gene Wang                    -                  -                -                -           -           -
Yulun Wang              15,000                2.3            15.40          9/09/07     145,275     368,155
Stephen L. Wilson      116,701(2)            17.9             4.57          6/02/07     335,404     849,980
Kerry R. Pope           77,800(2)            12.0             4.57          5/19/07     223,604     566,656
                        50,000                7.7             9.94         12/16/07     312,561     792,090
David A. Stuart         18,153                2.8             4.57          4/23/07      52,175     132,223
John M.                 12,966                2.0             4.57          2/24/07      37,268      94,444
Greathouse              10,373                1.6             9.93          8/01/07      64,779     164,162

(1) The exercise price per share of each stock option was equal to the fair market value of the common stock on each date of grant, except for Dr. Yulun Wang's option which was granted at a price 10% above market value because he was a greater than 10% shareholder of the Company. Stock options vest over a four or five year period.

(2)     Stock option grants in connection with commencement of employment.

(3) The potential realizable value is calculated assuming that the fair market value of the Company's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the stock option (ten years) and that the stock option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. Actual gain, if any, on stock option exercises are dependent on the future performance of the common stock.

        The following table sets forth information concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year for the named executive officers.

                        FISCAL YEAR-END OPTION VALUES(1)

                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
     NAME                    OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(2)
     ----                  ------------------------------     ---------------------------------
                           EXERCISABLE    NON-EXERCISABLE     EXERCISABLE       NON-EXERCISABLE
                           -----------    ---------------     -----------       ---------------
     Robert W. Duggan         6,483            19,450           $ 38,448         $115,351
     Gene Wang              100,103            62,565            593,611          371,007
     Yulun Wang              15,884            47,091             86,852          101,971
     Stephen L. Wilson       51,867            64,834            307,605          384,509
     Kerry R. Pope                -           127,800                  -          489,529
     David A. Stuart         29,824            58,348            176,875          346,041
     John M. Greathouse      25,673            36,564            178,897          168,509

(1) No shares were acquired on exercise of stock options by the named executive officers in 1997. The Company has no stock appreciation rights outstanding.

(2) Values were calculated using a price of $10.50 per share, the closing sale price of the Company's common stock as reported by the NASDAQ on December 31, 1997.

     STOCK PERFORMANCE. The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Standard and Poor's ("S&P") 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company uses the S&P Medical Products and Supplies Index as its peer group index. The table below compares the cumulative total return as of the Company's last fiscal year assuming $100 was invested as of August 11, 1997, the date of the Company's initial public offering, in the common stock of the Company, the S&P Medical Products and Supplies Index and the S&P 500 Stock Index, assuming the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point. THE FOLLOWING GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES AND EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

                                 INDEX                    8/11/97        12/31/97
                                 -----                    -------        --------
                    COMPUTER MOTION, INC.                 $100.00         $75.00
                    S&P 500                               $100.00        $103.57
                    S&P MEDICAL PRODUCTS AND SUPPLIES     $100.00         $96.96


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the Company's Compensation Committee during the fiscal year ended December 31, 1997 consisted of Messrs. Duggan, Williams and Wiggins, who resigned from the Board in February 1998. The Compensation Committee did not meet during the fiscal year ended December 31, 1997. Decisions regarding compensation of the executive officers were made by the Board of Directors as a whole. Mr. Duggan is presently the Chief Executive Officer of the Company, but he did not receive a salary in connection with his service in 1997. The Company anticipates that executive compensation for future periods will be determined by the Compensation Committee.

            EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL AGREEMENTS

        EMPLOYMENT AGREEMENT. The Company has entered into an agreement relating to the employment of Stephen L. Wilson whereby the Company has agreed to provide Mr. Wilson with severance benefits during the first year of employment equal to one year's salary plus bonus and thereafter equal to two years' salary plus bonus. The Agreement also provides that, in the event of termination following a change of control of the Company, Mr. Wilson will receive three years' salary plus bonus and all his outstanding stock options will fully vest.

        INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and officers which provide for indemnification against certain costs incurred by each director and officer made or threatened to be made a party to a proceeding because of his or her official capacity as a director or officer. The indemnification agreements, together with the Company's Bylaws provide for indemnification to the fullest extent permitted by Delaware law.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

        The Board of Directors was responsible for administering the compensation program for the Company's executive officers including the named executive officers in 1997. The Company anticipates that future determinations as to executive compensation will be made by the Compensation Committee. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs.

        COMPENSATION PHILOSOPHY. The Company's continued growth and new product development activities together with worldwide healthcare reform and competitive pressures present significant challenges to the Company's management. The Board believes that, if the Company is to continue its growth, and bring new products to market, its executive compensation program must have the flexibility to attract and retain high quality employees. Furthermore, the executive compensation program must provide incentives which will reward key managers for aggressively pursuing the actions necessary to improve the Company's performance and enhance long-term shareholder value.

        The Company's executive compensation program is based upon a pay-for-performance philosophy. There are three components to the Company's executive compensation program: base salary, a cash incentive bonus payment and long-term stock based incentives. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board of Directors in conjunction with its approval of the Company's strategic and operating plans.

        BASE SALARY. An executive's base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at peer group companies. Additionally, the Board sets base salaries for executive officers based on the executive's contribution to the Company's success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights.

        INCENTIVE BONUS. Payments under the incentive bonus program are based on the Company's performance relative to the annual operating plan as approved by the Board of Directors and the executive's achievement of individual objectives as approved by the President/Chief Executive Officer.

        EQUITY BASED COMPENSATION. The Company's overall equity based compensation philosophy is that equity based incentives should be directly related to the creation of shareholder value, thus providing a strong link between management and shareholders. The Company believes that stock based incentives are very consistent with the entrepreneurial spirit the Company seeks in its executive team. In support of this philosophy, the Company has awarded to its executive officers stock options and to a limited extent, restricted stock.

        STOCK OPTION AWARDS. Stock options encourage and reward executive officers for creating shareholder value as measured by stock price appreciation. Stock options are awarded at an exercise price equal to the fair market value of the stock on the date of grant and therefore, only have value if the price of the Company's stock appreciates in value from the dates the stock options are granted. The executive officers and shareholders benefit equally from such stock price appreciation. The Company utilizes stock options, in lieu of higher base salaries and bonuses, as a means to attract, retain and motivate talented executives upon whose performance the Company is dependent.

        Stock options are awarded annually consistent with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, stock options cannot be exercised immediately. Generally, stock options become exercisable over a four-year or five-year period. The number of stock options granted to each executive officer is approved by the Board of Directors. Individual grant size is dependent on the executive officer's experience, position and level of responsibility within the Company, an evaluation of the executive officer's performance and ability to positively impact the Company's future business plans. No pre-assigned relative weight is ascribed to any of these factors.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Robert W. Duggan, the Chairman of the Board, assumed the responsibility of Chief Executive Officer subsequent to Mr. Gene Wang's resignation in October, 1997. Mr. Duggan received no cash compensation for his service as Chief Executive Officer in 1997. Mr. Wang's annual salary of $200,000 and bonus opportunity of a maximum of 50% of salary were considered to be reasonable in comparison to similar salaries and bonus structures for medical device company Chief Executive Officers. Mr. Wang received salary payments of $158,333 and bonus payments of $83,333 for 1997. The Board believes salary, bonus and stock options for the Chief Executive Officer will depend on the person's experience and background. In addition, the Board believes that the Chief Executive Officer should have a substantial equity interest in the Company.

        BOARD ACTION. In 1997, the Compensation Committee did not meet and all matters of executive officer compensation were approved by the full Board of Directors. The Company anticipates that future recommendations of the Compensation Committee will be subject to Board of Directors review and approval.

                       SUBMITTED BY THE BOARD OF DIRECTORS

Daniel R. Doiron          M. Jacqueline Eastwood             Yulun Wang
Robert W. Duggan          W. Peter Geis                      William D. Williams

        FISCAL YEAR 1997 COMPENSATION. The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers will exceed the $1 million limit per officer. The Company's Tandem Stock Option Plan and 1997 Stock Incentive Plan are structured such that any compensation deemed paid to an executive officer when he exercises an outstanding stock option under the plan, with an exercise price not less than the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

        THE FOREGOING BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES AND EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

       PROPOSAL 2: RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT AUDITORS

        The accounting firm of Arthur Andersen LLP has been the Company's auditing firm since 1993. Arthur Andersen LLP has been re-appointed by the Board of Directors as the Company's auditing firm for the current year. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Arthur Andersen LLP's re-appointment. In the event the re-appointment of Arthur Andersen LLP should not be ratified by the shareholders, the Board of Directors will reconsider such appointment.

        A representative from Arthur Andersen LLP will be available at the annual meeting of shareholders to answer any appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE RE-APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending December 31, 1998, is expected to be held on or about May 1, 1999, and proxy materials in connection with that meeting are expected to be mailed on or about March 26, 1999. In order to be included in the Company's proxy statement for 1999, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before November 26, 1998 (120 days before mailing).

        The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company; and (ii) the nomination by shareholders of candidates for election as directors.

        PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days and not more than 90 days prior to the meeting (or if less than 55 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

        SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days and not more than 90 days prior to the meeting (or if less than 55 days notice or prior public disclosure of the date of the annual meetings given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. Based solely upon its review of the copies of Forms 3, 4 and 5 furnished to the Company, and written representations from certain persons that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the 1934 Act were satisfied on a timely basis.

                                     GENERAL

        All proxies properly executed will be voted in the manner directed by shareholders. If no direction is made, proxies will be voted "FOR" the election of the Board of Director's nominees for directors and "FOR" the ratification of the re-appointment of the independent auditors.

        The management of the Company knows of no matters other than the foregoing to be brought before the meeting. However, in the event any additional matters should be presented, the enclosed proxy gives the proxy holders discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

        All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company or a proxy solicitation firm may also solicit in person, by telephone, by facsimile or by mail.

        The Company's Annual Report to Shareholders for the year ended December 31, 1997 is enclosed herewith. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to: Investor Relations, Computer Motion, Inc., 130-B Cremona Drive, Goleta, California 93117.



                                              By Order of the Board of Directors


                                              [SIG]

                                              Stephen L. Wilson
                                              Secretary

March 26, 1998

                             COMPUTER MOTION, INC.
                     130-B CREMONA DRIVE, GOLETA, CA 93117

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert W. Duggan and Stephen L. Wilson, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of common stock of Computer Motion, Inc., held of record by the undersigned on March 23, 1998, at the Annual Meeting of Shareholders to be held on May 19, 1998 or any adjournment or postponement thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                         FOR all nominees            WITHHOLD
                         listed at right             AUTHORITY
                      (except as indicated to    to vote for one or
                         the contrary below)   more nominees as listed
                                                     at right

1.  ELECTION OF
    DIRECTORS.                [ ]                      [ ]

    NOMINEES:  Daniel R. Doiron
               Robert W. Duggan
               M. Jacqueline Eastwood
               W. Peter Geis
               Yulun Wang
               William D. Williams

FOR, except vote withheld from the following nominees:


------------------------------------------------------

Proposal no. 2                               FOR       AGAINST       ABSTAIN
RATIFICATION OF RE-APPOINTMENT               [ ]         [ ]           [ ]
OF AUDITORS.


PLEASE SIGN BELOW, DATE AND RETURN PROMPTLY


SIGNATURE
           -------------------------------------------


------------------------------------------------------
SIGNATURE IF HELD JOINTLY

Dated:                       1998
       ---------------------

IMPORTANT:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When signing on behalf of a corporation, partnership, estate or trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.